UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 2, 2009
Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
As previously disclosed in its Current Report on Form 8-K filed with the Securities Exchange Commission on March 31, 2009 as amended on April 1, 2009 solely for the purposes of adding an exhibit (the “Original Form 8-K”), Delphi Corporation (“Delphi” or the “Company”) entered into a second amendment (the “Amendment”), dated March 31, 2009, to its accommodation agreement (as previously amended and supplemented through the date hereof, the “Accommodation Agreement”), with the lenders under its existing debtor-in-possession financing agreement (the “Amended and Restated DIP Credit Facility”), consisting of a $1.1 billion first priority revolving credit facility (“the Tranche A Facility”), a $500 million first priority term loan (the “Tranche B Term Loan”) and a $2.75 billion second priority term loan (the “Tranche C Term Loan”). The Amendment was immediately effective, however it was subject to certain post-closing conditions including receipt of approval of the United States Bankruptcy Court for the Southern District of New York (the “Court”) prior to April 7, 2009 (which may be on an interim basis provided final approval is granted before April 25, 2009) and the payment of fees and certain expenses to consenting lenders. On April 2, 2009, the Court approved on an interim basis the Amendment, as supplemented by certain further modifications to the Accommodation Agreement and the Amended and Restated DIP Credit Facility described below (the “Supplemental Amendment”), subject to requisite lender approval of those modifications. Except as described below, the Supplemental Amendment contains substantially the same terms as the Amendment. On April 3, 2009, the requisite approval of the lenders was obtained.
The following description of the Supplemental Amendment is qualified in its entirety to the text of the Supplemental Amendment, which will be filed with the United States Securities and Exchange Commission on or prior to the filing of Delphi’s quarterly report on Form 10-Q for the three month period ended March 31, 2009. A description of the material terms of the Amendment prior to such modifications is set forth in the Original Form 8-K, which description is incorporated herein by reference.
The Supplemental Amendment deletes certain covenants contained in the Amendment and adds additional ones to facilitate continued discussions regarding a comprehensive reorganization plan for Delphi. Specifically, the Supplemental Amendment eliminates the provisions in the Amendment which required that by April 7, 2009: (i) availability under Delphi’s liquidity support agreement with General Motors Corporation (the “GM Advance Agreement”) be increased to $450 million to avoid application of $117 million currently held as cash collateral (the “Basket”) to amounts outstanding under the Amended and Restated DIP Credit Facility (the “Repayment Obligation”) and an increase in the prescribed minimum borrower liquidity level from $25 million to $100 million, and (ii) a timeline for the resolution of Delphi’s chapter 11 cases (the “Timeline Agreement”) agreed to by Delphi, General Motors Corporation (“GM”) and the United States Department of the Treasury (the “United States Treasury”) be delivered to the agent under the Amended and Restated DIP Credit Facility (the “Agent”) to avoid the Repayment Obligation and an event of default under the Accommodation Agreement. Instead the following covenants have been added:
•	Delphi is required to deliver on or before April 17, 2009 to the Agent a detailed term sheet (the “Term Sheet”), which has been agreed to by both GM and the United States Treasury and which sets forth the terms of a global resolution of matters relating to GM’s contribution to the resolution of Delphi’s Chapter 11 cases, including, without limitation, all material transactions between Delphi and GM relevant to such resolution. Failure to deliver the Term Sheet on or prior to April 17, 2009 will trigger a Repayment Obligation due on April 20, 2009. The failure to deliver the Term Sheet on or prior to April 17, 2009 and to satisfy the Repayment Obligation on April 20, 2009 are each events of default under the Accommodation Agreement. Failure to cure an event of default prior to expiration of the applicable five-business day grace period (or prior to a notice by the requisite lenders terminating the accommodation period during such grace period) will result in a termination of the accommodation period under the Accommodation Agreement.

•	In addition, the Repayment Obligation will be triggered and an event of default will occur in the event a majority of the Tranche A and Tranche B lenders who have signed the Accommodation Agreement or a majority of all lenders who signed the Accommodation Agreement either (i) notify Delphi within 3 business days of delivery of the Term Sheet or (ii) fail to notify Delphi within such time period, that the Term Sheet is satisfactory. Notwithstanding the foregoing, the accommodation period under the Accommodation Agreement will terminate on April 25, 2009, in the event a majority of the Tranche A and Tranche B lenders who have signed the Accommodation Agreement and a majority of all lenders who signed the Accommodation Agreement have not notified Delphi that the Term Sheet is satisfactory on or before April 24, 2009.

•	On or before April 6, 2009, all previously collected interest payments in respect of the Tranche C Term Loan, approximately $86 million, will instead be applied ratably as repayments of principal outstanding under the Tranche A Facility and Tranche B Term Loan.

•	The prescribed minimum borrower liquidity level will remain at $25 million throughout the term of the Accommodation Period (as defined in the Accommodation Agreement). The provisions in the Amendment regarding Delphi’s access to amounts in certain cash collateral accounts remain in effect, however the definition of Minimum Borrowing Base Cash Collateral Account Balance (as was to be defined in the Amendment) is amended to mean $160 million through and including April 18, 2009, $140 million from April 19, 2009 until the Term Sheet has been approved by the lenders as set forth above, and thereafter $47 million through the remaining term of the Accommodation Agreement.
In addition, representatives of the United States Treasury and GM expressed their support for the Supplemental Amendment and have begun discussions with Delphi to agree on the Term Sheet by April 17, 2009.
For information regarding the current terms of the Accommodation Agreement as modified which is not otherwise set forth in this Current Report on Form 8-K, including the covenants and conditions of the lenders’ continued forbearance from exercising remedies through the accommodation period and the remaining conditions which must be satisfied to receive additional liquidity support under the Accommodation Agreement, including the ability to access the Basket, see Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”), including the exhibits to the Annual Report and the Original Form 8-K.
ITEM 8.01 OTHER EVENTS
The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K noting approval of the Amendment and Supplemental Amendment by the Court is incorporated herein by reference. Additionally, at the hearing held on April 2, 2009, the Court approved a settlement agreement (the “Settlement”), between Delphi and a group of retirees who had filed objections to Delphi’s motion filed with the Court on February 4, 2009 seeking authority to cease providing healthcare and life insurance benefits in retirement to salaried employees, retirees, and surviving spouses a soon as practicable after March 31, 2009. On February 24, 2009, the Court provisionally approved Delphi’s motion to terminate such benefits effective April 1, 2009. The provisional approval was based on the Court’s finding that the Company had met its evidentiary burdens, subject to the appointment of a Retirees’ Committee to review whether it believes that any of the affected programs involved vested benefits (as opposed to “at will” or “discretionary unvested benefits”). Pursuant to the Settlement, Delphi has agreed to create an $8.75 million fund to help affected retirees with special hardships obtain medical and prescription benefits. The Settlement includes an initial $1 million payment in May 2009 to a hardship fund, with subsequent monthly payments of $1.25 million for five months and a final $1 million payment in November 2009. In addition, Delphi has agreed to contribute $500,000 toward the creating of a Voluntary Employees’ Beneficiary Association, to enable affected retirees to take advantage of a federal health care tax credit.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the partial temporary accelerated payments agreement and advance agreement with GM, its debtor-in-possession financing facility, and to obtain an extension of term or other amendments as necessary to maintain access to such advance agreement and facility; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to achieve all of the conditions to the effectiveness of those portions of the Amended and Restated Global Settlement Agreement and Amended and Restated Master Restructuring Agreement with GM which are contingent on Delphi’s emergence from chapter 11; the ability of the Company to obtain Court approval to modify the plan of reorganization which was confirmed by the Court on January 25, 2008, to confirm such modified plan or any other subsequently filed plan of reorganization and to consummate such plan; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the proposed modifications to its plan of reorganization as filed with the Court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the

Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, including the risk factors in Part I. Item 1A. Risk Factors, contained therein. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. It is possible that Delphi’s common stock may have no value and claims relating to prepetition liabilities may receive no value.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2009	DELPHI CORPORATION (Registrant)
	By:	/s/ JOHN D. SHEEHAN
John D. Sheehan,
Vice President and Chief Financial Officer